As filed with the Securities and Exchange Commission on February 28, 2008
                      1940 Act Registration No. 811-21649


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940  [ X ]
      Amendment No.                   6  [ X ]
                                     ---

                        (Check appropriate box or boxes)
                          ----------------------------

                         INSTITUTIONAL LIQUIDITY TRUST
               (Exact Name of Registrant as Specified in Charter)
                          605 Third Avenue, 2nd Floor
                         New York, New York 10158-0180
                    (Address of Principal Executive Offices)

       Registrant's Telephone Number, including Area Code: (212) 476-8800


                               Peter Eric Sundman
           Chairman of the Board, Chief Executive Officer and Trustee
                         Institutional Liquidity Trust
                          605 Third Avenue, 2nd Floor
                         New York, New York 10158-0180
                    (Name and Address of Agent for Service)

                                With copies to:

                            Arthur C. Delibert, Esq.
                Kirkpatrick & Lockhart Preston Gates Ellis LLP
                                1601 K St., N.W.
                             Washington, DC  20006


                   -----------------------------------------

                                EXPLANATORY NOTE



      This Amendment is being filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended ("1940 Act"). However, beneficial interests in the series of the Registrant are not being registered under the Securities Act of 1933, as amended, ("1933 Act") because such interests are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. This Amendment does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of the Registrant.

                         INSTITUTIONAL LIQUIDITY TRUST

                CONTENTS OF REGISTRATION STATEMENT ON FORM N-1A

This Registration Statement contains the following papers and documents:

      Cover Sheet

      Contents of Registration Statement on Form N-1A

      Part A

      Part B

      Part C

      Signature Page

      Exhibits

                                     PART A

      Responses to Items 1, 2, 3, and 8 have been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

Responses to certain Items required to be included in Part A of this Registration Statement are incorporated herein by reference from Post-Effective Amendment No. 64 to the Registration Statement of Lehman Brothers Income Funds ("LBIF") (1940 Act File No. 811-03802), as filed with the Securities and
Exchange Commission ("SEC") on February 28, 2008 (the "LBIF Registration Statement"). Part A of the LBIF Registration Statement includes a joint prospectus for the Reserve Class of Lehman Brothers National Municipal Money Fund and Lehman Brothers Tax-Free Money Fund, (the "LBIF Part A"). Each of Lehman Brothers National Municipal Money Fund and Lehman Brothers Tax-Free Money Fund, which are series of LBIF, invest in a master fund that is a series of Institutional Liquidity Trust (the "Trust").

ITEM 4.  INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT  STRATEGIES,  RELATED RISKS
--------------------------------------------------------------------------------
AND DISCLOSURE OF PORTFOLIO HOLDINGS
------------------------------------

      TAX-EXEMPT Master Series and MUNICIPAL Master Series (each a "Series") are each a series of the Trust, a diversified, no-load, open-end management investment company. Information on each Series' investment objective, how each Series intends to achieve its investment objectives, the particular type(s) of securities in which each Series principally invests, other investment practices of each Series, how each Series' investment adviser generally decides which securities to buy and sell, risk factors associated with investments in each Series, and the description of where to find each Series' policies and procedures with respect to the disclosure of portfolio holdings is incorporated herein by reference from the section titled "Goal & Strategy" to the section "Money Market Funds," the section titled "Main Risks" to the section "Other Risks," and the "Portfolio Holdings Policy" under the section titled "Your Investment" in the LBIF Part A at pages 1-2 (MUNICIPAL Master Series) and pages 7-8 (TAX-EXEMPT Master Series) and page 16 (Both Series). Additional investment techniques, features, and limitations concerning each Series' investment program are described in Part B of this Registration Statement.

ITEM 5.  MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE
-------------------------------------------------------

      Neuberger  Berman  Management  Inc.  ("NB Management")   serves   as   the
investment manager and Lehman Brothers Asset Management LLC serves as the sub-adviser of each Series.

      The following list identifies the specific sections and subsections of the LBIF Part A under which the information required by Item 5 of Form N-1A may be found; each listed section is incorporated herein by reference.

Item 5(a)(1) LBIF Part A: "Investment Manager" section (with regard to the investment management fees paid during the most recently completed fiscal year) (pages 5 and 11); the section "Obtaining Information" on the Back Cover Page

Item 5(a)(2)    LBIF Part A: "Portfolio Managers" section (pages 5 and 11)

Item 5(a)(3)    Not applicable.

      Each Series is a separate operating series of the Trust, a Delaware statutory trust organized as of October 1, 2004. The assets of each Series belong only to that Series, and the liabilities of each Series are borne solely by that Series and no other.

      Under Delaware law, the shareholders of a Series will not be personally liable for the obligations of the Series; a shareholder is entitled to the same limitation of personal liability extended to shareholders of a Delaware corporation. To guard against the risk that Delaware law might not be applied in other states, the Trust's Trust Instrument requires that every written obligation of the Trust or a Series contain a statement that such obligation may be enforced only against the assets of the Trust or Series and provides for indemnification out of Trust or Series property of any shareholder nevertheless held personally liable for Trust or Series obligations, respectively, merely on the basis of being a shareholder.

      Investments in a Series may not be transferred (except for purposes of effecting a merger, consolidation, or sale, lease, or exchange of all or substantially all of the assets of the Trust or a Series or, with approval of the trustees of the Trust ("Trustees"), of an investor therein). However, an investor may add to or withdraw all or any portion of its investment at any time at the net asset value ("NAV") of such investment. The Series are open for business every day that both the New York Stock Exchange ("NYSE") and the Federal Reserve Wire System are open ("Business Day"). TAX-EXEMPT Master Series and MUNICIPAL Master Series each calculates its share price as of 3:00 p.m., Eastern time, each day("Valuation Time").

      ITEM 6.  SHAREHOLDER INFORMATION.
      --------------------------------

      Information on the time and method of valuation of each Series' assets is incorporated herein by reference from the section titled "Your Investment: Share Prices" and the section titled "Share Price Calculations" in the LBIF Part A at page 19.

      Beneficial interests in the Series are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. This Registration Statement, as amended, does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

      There is no minimum initial or subsequent investment in a Series. However, because each Series intends at all times to be as fully invested as is reasonably practicable, investments in a Series must be made in federal funds (i.e., monies credited to the account of the Trust's custodian bank by a Federal Reserve Bank). The Trust reserves the right to cease accepting investments in a Series at any time or to reject any investment order.

      At the Valuation Time on each Business Day, the value of each investor's beneficial interest in a Series will be determined by multiplying the Series' NAV by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Series. Any additions to or withdrawals of those interests which are to be effected on that day will then be effected. Each investor's share of the aggregate beneficial interests in a Series then will be recomputed using the percentage equal to the fraction
(1) the numerator of which is the value of the investor's investment in the Series as of the Valuation Time on that day plus or minus, as the case may be, the amount of any additions to or withdrawals from such investment effected on that day and (2) the denominator of which is the Series' aggregate NAV as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Series by all investors. The percentages so determined then will be applied to determine the value of each investor's respective interest in a Series as of the Valuation Time on the following Business Day.

      A Series' net income consists of (1) all dividends, accrued interest (including earned discount, both original issue and market discount), and other income, including any net realized gains or losses on the Series' assets, less
(2) all actual and accrued expenses of the Series, and amortization of any premium, all as determined in accordance with generally accepted accounting principles. Each Series' net income is allocated pro rata among the investors in the Series. A Series' net income generally is not distributed to the investors in that Series, except as determined by the Trustees from time to time, but instead is included in the value of the investors' respective beneficial interests in that Series.

      Under the current method of each Series' operations, each Series is not subject to any U.S. federal income tax. However, each domestic investor in a Series is taxable on its share (as determined in accordance with the Trust's governing instruments and the Internal Revenue Code of 1986, as amended ("Code"), and the regulations promulgated thereunder) of the Series' ordinary income and capital gain. NB Management intends to continue to manage each Series' assets and income in such a way that an investor in each Series will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invests all of its assets in a Series. See Part B for a discussion of the foregoing tax matters and certain other matters.

      An investor in a Series may withdraw all or any portion of its investment at the NAV next determined after a withdrawal request in proper form is received by the Series. The proceeds of a withdrawal will be paid by the Series in federal funds normally on the Business Day the withdrawal is effected, but in any event within three business days, except as extensions may be permitted by law.

      The Series reserve the right to pay withdrawals in kind. Unless requested by an investor or deemed by NB Management to be in the best interests of investors in a Series as a group, a Series will not pay a withdrawal in kind to an investor, except in situations where that investor may pay redemptions in kind.
                                      A-3

      Investments in the Series may not be transferred, except as set forth under "Management, Organization and Capital Structure" above.

      The  right  of  any  investor  to receive  payment  with  respect  to  any withdrawal may be delayed as permitted pursuant to Section 22(e) of the Investment Company Act of 1940, as amended. Generally, under that section, redemption requests or payments may be postponed or suspended if the NYSE is closed for trading, or trading is restricted, an emergency exists which makes the disposal of securities owned by a Series or the fair determination of the value of the Series' net assets not reasonably practicable, or the SEC, by order, permits the suspension of the right of redemption. Redemption payments may also be delayed in the event of the closing of the Federal Reserve wire payment system. In addition, when the NYSE, bond market or Federal Reserve closes early, payments with respect to redemption requests received subsequent to the close will be made the next business day.

      The Board of Trustees has not adopted policies and procedures with respect to frequent purchases and redemptions of interests in the Series. Because beneficial interests in the Series are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act, the Trustees determined that it was appropriate not to adopt such policies or procedures. The LBIF Registration Statement contains information on LBIF's market timing policies and is incorporated herein by reference from the "Market Timing Policy" under the section titled "Your
Investment: Maintaining Your Account" in the LBIF Part A at page 16.

ITEM 7.  DISTRIBUTION ARRANGEMENTS.
----------------------------------

      All investments in the Series  are  made  without a sales load, at the NAV
next determined after an order is received by the  Series.   The  Series have no
Rule 12b-1 plan.

      Information regarding the main features of the "Master/Feeder" fund structure is incorporated herein by reference from the section titled "Your
Investment: Fund Structure" in the LBIF Part A at pages 20-21.

                                     PART B

      Part B of this Registration Statement should be read only in conjunction with Part A. Capitalized terms used in Part B and not otherwise defined herein have the meanings given them in Part A of this Registration Statement.

      Responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference from the LBIF Registration Statement. Part B of the LBIF Registration Statement includes the joint Statement of Additional Information ("SAI") of Lehman Brothers NATIONAL MUNICIPAL MONEY Fund and Lehman Brothers TAX-FREE MONEY Fund ("LBIF Part B").

ITEM 9.  COVER PAGE AND TABLE OF CONTENTS
-----------------------------------------

      Information regarding Institutional Liquidity Trust ("Trust"), as included in the SAI, is incorporated herein by reference to the Front Cover Page in the LBIF Part B.

Table of Contents                                                           Page
-----------------                                                           ----

FUND HISTORY...................................................................1
DESCRIPTION OF THE FUND AND ITS INVESTMENTS AND RISKS..........................2
MANAGEMENT OF THE TRUST........................................................2
CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES............................4
INVESTMENT MANAGEMENT AND OTHER SERVICES.......................................4
PORTFOLIO MANAGERS.............................................................6
BROKERAGE ALLOCATION AND OTHER PRACTICES.......................................6
CAPITAL STOCK AND OTHER SECURITIES.............................................6
PURCHASE, REDEMPTION AND PRICING OF SECURITIES.................................7
TAX STATUS.....................................................................7
UNDERWRITERS...................................................................7
CALCULATION OF PERFORMANCE DATA................................................7
FINANCIAL STATEMENTS...........................................................7

ITEM 10.  FUND HISTORY
----------------------

      TAX-EXEMPT Master Series and MUNICIPAL Master Series (each a "Series") are each a series of the Trust, a diversified open-end management investment company, that was organized as a Delaware statutory trust pursuant to a Trust Instrument dated as of October 1, 2004.

ITEM 11.  DESCRIPTION OF THE FUND AND ITS INVESTMENTS AND RISKS
---------------------------------------------------------------

      The Trust is a diversified open-end management investment company. Part A contains some basic information about the principal investment strategies and risks of the Series. This section supplements the discussion in Part A of the investment strategies and risks of the Series.

      Further information on each Series' investment strategies and risks, fundamental and non-fundamental policies and/or investment limitations, and disclosure of portfolio holdings, as well as other information on each Series' investment program, is incorporated herein by reference in the LBIF Part B from the sections entitled "Investment Information" at pages 1-4, "Cash Management and Temporary Defensive Positions" at page 4, "Additional Investment Information" at pages 4-5, "Certain Risk Considerations" at page 19, and "Portfolio Holdings Disclosure" at pages 57-59.

ITEM 12.  MANAGEMENT OF THE TRUST
---------------------------------

      Trustees and Officers
      ---------------------

      Information about the Trustees and officers of the Trust, and their roles in management of the Trust and other investment companies managed by NB Management, is incorporated herein by reference from the section entitled "Trustees and Officers" in the LBIF Part B at pages 21-38 except for the Table of Compensation included in those pages. Information regarding the committee meetings held during the last fiscal year is incorporated herein by reference from the section entitled "Trustees and Officers" in the LBIF Part B at pages 32-34.

      The following  table sets forth information concerning the compensation of
the Trustees of the Trust.   None  of  the investment companies in the Neuberger
Berman fund complex has any retirement plan for its trustees.

                             TABLE OF COMPENSATION
                         FOR FISCAL YEAR ENDED 10/31/07
                         ------------------------------

                                                               Aggregate        Total Compensation from Investment Companies in
                                                              Compensation                             the
Name and Position with the Trust                             from the Trust                        Fund Complex
--------------------------------                             --------------                        ------------
INDEPENDENT TRUSTEES

John Cannon                                                       $746                               $104,107
Trustee

Faith Colish                                                      $746                               $102,179
Trustee

Martha C. Goss*                                                   $813                               $44,670
Trustee

C. Anne Harvey                                                    $746                               $94,945
Trustee

Robert A. Kavesh                                                  $746                               $102,179
Trustee

Michael M. Knetter*                                               $746                               $63,961
Trustee

Howard A. Mileaf                                                  $813                               $108,054
Trustee


                                                               Aggregate        Total Compensation from Investment Companies in
                                                              Compensation                             the
Name and Position with the Trust                             from the Trust                        Fund Complex
--------------------------------                             --------------                        ------------
George W. Morriss*                                                $813                               $67,909
Trustee

Edward I. O'Brien                                                 $746                               $102,179
Trustee

William E. Rulon                                                  $746                               $102,179
Trustee

Cornelius T. Ryan                                                 $821                               $112,919
Trustee

Tom D. Seip                                                       $979                               $127,514
Trustee

Candace L. Straight                                               $746                               $102,179
Trustee

Peter P. Trapp                                                    $813                               $108,054
Trustee

TRUSTEES WHO ARE "INTERESTED PERSONS"

Jack L. Rivkin                                                     $0                                   $0
President and Trustee

Peter E. Sundman                                                   $0                                   $0
Chairman of the Board, Chief Executive Officer and
Trustee

* Dr. Knetter and Mr. Morriss became Fund Trustees on February 28, 2007. Ms. Goss became a Fund Trustee on June 1, 2007.

      Codes of Ethics
      ---------------

      The Series, NB Management and Lehman Brothers Asset Management LLC have personal securities trading policies that restrict the personal securities transactions of employees, officers, and Trustees. Their primary purpose is to ensure that personal trading by these individuals does not disadvantage any fund managed by NB Management. The portfolio managers and other investment personnel who comply with the policies' preclearance and disclosure procedures may be permitted to purchase, sell or hold certain types of securities which also may be or are held in the funds they advise, but are restricted from trading in close conjunction with their Series or taking personal advantage of investment opportunities that may belong to the Series. Text-only versions of the Codes of Ethics can be viewed online or downloaded from the EDGAR Database on the SEC's internet web site at www.sec.gov. You may also review and copy those documents by visiting the SEC's Public Reference Room in Washington, DC. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 202-942-8090. In addition, copies of the Codes of Ethics may be obtained, after mailing the appropriate duplicating fee, by writing to the SEC's Public Reference Section, Washington, DC 20549-0102 or by e-mail request at publicinfo@sec.gov.

      Proxy Voting
      ------------

      Information about the Series' proxy voting policies and procedures is herein incorporated by reference from the section titled "Proxy Voting" in the LBIF Part B at page 56-57.

ITEM 13.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES
-------------------------------------------------------------

      As of January 31, 2008, MUNICIPAL Master Series and TAX-EXEMPT Master Series could be deemed to be under the control of a corresponding series of LBIF or Lehman Brothers Institutional Liquidity Funds ("LBILF"). Specifically, as of that date, (1) Lehman Brothers National Municipal Money Fund, a series of LBIF, and Municipal Portfolio, a series of LBILF, owned 87% and 13% of the value of the outstanding interests in MUNICIPAL Master Series and (2) Lehman Brothers Tax-Free Money Fund, a series of LBIF, and Tax-Exempt Portfolio, a series of LBILF owned 89% and 11%, respectively, of the value of the outstanding interests in TAX-EXEMPT Master Series. Each of LBIF and LBILF is a Delaware statutory trust.

      So long as a fund owns more than 50% of the value of the outstanding interests in its corresponding Series, such fund could theoretically require that Series to take certain actions without the approval of any other registered investment company that invests in the Series. However, the power of a fund to control such action generally will depend on the vote of the fund's shareholders.

      Each of LBIF and LBILF has informed the Trust that, in most cases where one of its series is requested to vote on matters pertaining to its corresponding Series, the affected series will solicit proxies from its shareholders and will vote its interest in the Series in proportion to the votes cast by the shareholders of the series. It is anticipated that any other registered investment company investing in a Series will follow the same or a similar practice. For an unregistered investment company investing in a Series, it is expected that it shall cast its votes in proportion to the votes cast by the other shareholders of the Series.

ITEM 14.  INVESTMENT ADVISORY AND OTHER SERVICES
------------------------------------------------

      Information on the investment management and other services provided for or on behalf of each Series is incorporated herein by reference from the sections entitled "Investment Management and Administration Services" at pages 38-43, "Trustees and Officers" at pages 21-38, "Custodian and Transfer Agent" at page 62, "Independent Registered Public Accounting Firms" at page 62, and "Legal Counsel" at page 63 in the LBIF Part B. The following list identifies the specific sections and subsections in the LBIF Part B under which the information required by Item 14 of Form N-1A may be found; each listed section is incorporated herein by reference.

FORM N-1A                INCORPORATED BY REFERENCE FROM THE FOLLOWING
ITEM NO.                 SECTION OF LBIF PART B
--------                 ----------------------

Item 14(a) Investment Management and Administration Services; Investment Manager and Administrator; Sub-Adviser; Management and Control of NB Management and Lehman Brothers Asset Management; Trustees and Officers

Item 14(b)      Not applicable

Item 14(c)      Not applicable

Item 14(d)      Not applicable

Item 14(e)      Not applicable

Item 14(f)      Not applicable

Item 14(g)      Not applicable

Item 14(h) Investment Management and Administration Services; Custodian and Transfer Agent; Independent Registered Public Accounting Firms; Legal Counsel

      Each Series accrued management fees of the following amounts (before any management fee waivers, described below) for the fiscal period ended October 31, 2007:

                                                   2007*
                                                   ----
MUNICIPAL                                       $227,755

TAX-EXEMPT                                      $618,234

* For the period from September 10, 2007 (commencement of operations) to October 31, 2007.


      Each Series received management fee waivers of the following amounts for the fiscal period ended October 31, 2007:

                                                   2007*
                                                   ----
MUNICIPAL                                       $153,107

TAX-EXEMPT                                      $383,486

* For the period from September 10, 2007 (commencement of operations) to October 31, 2007.


      Each Series also has an expense offset arrangement in connection with its custodian contract. For the fiscal period ended October 31, 2007, the impact of this arrangement was a reduction of expenses as follows for each Series:

                                            AMOUNT OF REDUCTION OF
                                                   EXPENSES

MUNICIPAL                                          $ 44,585*

TAX-EXEMPT                                         $110,670*

* For the period from September 10, 2007 (commencement of operations) to October 31, 2007.

      The  Trust's  placement agent is NB Management.   Its  principal  business
address is 605 Third Avenue, New York, NY 10158-0180. NB Management receives no compensation for serving as the Trust's placement agent.

ITEM 15.  PORTFOLIO MANAGERS

      Not applicable.

ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES

      A description of each Series' brokerage allocation and other practices, and information regarding shares held by a Series in its regular brokers and dealers is incorporated herein by reference from the section entitled "Portfolio Transactions" at pages 53-56 in the LBIF Part B.

ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES

      Each Series is a separate operating series of the Trust, a Delaware statutory trust organized as of October 1, 2004. The Trust is registered under the 1940 Act as a diversified, open-end management investment company and has nine separate portfolios (including the Series). The assets of each Series belong only to that Series, and the liabilities of each Series are borne solely by that Series and no other.

      The Trust issues shares of beneficial interest. Investments in the Series have no preemptive rights and are fully paid and non-assessable. Each investor in a Series is entitled to participate equally in the Series' earnings and assets and to vote in proportion to the amount of its investment in the Series. The Trust is not required and does not currently intend to hold annual meetings of investors, but the Trustees will hold special meetings of investors when, in their judgment, it is necessary or desirable to submit matters to an investor vote. Changes in fundamental policies or limitations will be submitted to investors for approval. A Trustee may be removed by the vote of investors whose combined account balances equal a specified amount.

      Information on the organization and capitalization of the Trust and the Series is herein incorporated by reference from the section entitled "Organization, Capitalization and Other Matters: The Master Series" in the LBIF Part B at pages 60-62.

ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES
--------------------------------------------------------

      Beneficial interests in the Series are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act.  See Item 6 in Part A.

      Information on the use of the amortized cost valuation method in reliance on Rule 2a-7 under the 1940 Act by each Series is incorporated herein by reference from the section entitled "Additional Purchase Information: Shares Prices and Net Asset Value" at pages 45-46 in the LBIF Part B.

ITEM 19.  TAX STATUS
--------------------

      Information on the taxation of the Series is incorporated herein by reference from the section entitled "Additional Tax Information" at pages 49-53 in the LBIF Part B, substituting for "Fund" whenever used therein either "investor in a Master Series" or "RIC investor" (i.e., an investor in a Series that intends to qualify as a regulated investment company ("RIC") for federal income tax purposes), as the context requires.

ITEM 20. UNDERWRITERS
---------------------

      NB Management, 605 Third Avenue, New York, NY 10158-0180, a New York corporation that is the Series' investment manager, serves as the Trust's placement agent on a "best efforts" basis. NB Management receives no compensation for such placement agent services. Beneficial interests in the Series are issued continuously.

ITEM 21.  CALCULATION OF PERFORMANCE DATA.
-----------------------------------------

      Not applicable.

ITEM 22.  FINANCIAL STATEMENTS.
------------------------------

      The following financial statements and related documents are incorporated herein by reference from the LBIF Annual Report to shareholders for the fiscal year ended October 31, 2007:

      The audited financial statements of MUNICIPAL Master Series, notes thereto, and the report of Ernst & Young LLP, Independent Registered Public Accounting Firm, with respect to such audited financial statements.

      The audited financial statements of TAX-EXEMPT Master Series, notes thereto, and the report of Tait, Weller & Baker LLP, Independent Registered Public Accounting Firm with respect to such audited financial statements.

                                                              Appendix A

                             RATINGS OF SECURITIES

      A description of corporate bond and commercial paper ratings in incorporated herein by reference to "Appendix A - Ratings of Municipal Bonds and Commercial Paper" in the LBIF Part B.

                          INSTITUTIONAL LIQUIDITY TRUST

                                     PART C

                                OTHER INFORMATION

     Responses to Item 23(e) and (i) - (k) have been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

Item 23. Exhibits
-------  --------

(a)  (1)   Certificate  of Trust.  (Incorporated  by  Reference  to the
           Registrant's initial Registration Statement, File Nos. 811-21649, filed on December 27, 2004)

     (2) (i) Trust Instrument. (Incorporated by Reference to the Registrant's initial Registration Statement, File Nos. 811-21649, filed on December 27, 2004).

         (ii) Amended Schedule A to the Trust Instrument. (Incorporated by Reference to Amendment No. 5 to the Registrant's Registration Statement, File No. 811-21649, filed on July 27, 2007).

(b) By-Laws. (Incorporated  by  Reference  to  the  Registrant's   initial
    Registration   Statement,   File Nos. 811-21649, filed on December 27,
    2004).

(c) Trust Instrument Articles IV, V, and VI and By-Laws Articles V, VI, and
    VIII.

(d)  (1) (i)  Management Agreement between  Institutional  Liquidity Trust and
              Neuberger Berman Management Inc. ("NB Management"). (Incorporated by Reference to Pre-Effective Amendment No. 1 to the Registration Statement of Lehman Brothers Institutional Liquidity Cash Management Funds, File Nos. 333-120167 and 811-21648, filed on December 23, 2004).

         (ii) Amended Schedule A listing the current series of Institutional Liquidity Trust subject to the Management Agreement. (Incorporated by Reference to Post-Effective Amendment No. 57 to the Registration Statement of Lehman Brothers Income Funds, File
              Nos. 2-85229 and 811-3802, filed on September 10, 2007).

     (2) (i) Investment Advisory Agreement between NB Management and Lehman Brothers Asset Management, Inc. with respect to Money Market Master Series, Prime Master Series and Treasury Master Series. (Incorporated by Reference to Pre-Effective Amendment No. 1 to the Registration Statement of Lehman Brothers Institutional Liquidity Cash Management Funds, File Nos. 333-120167 and 811-21648, filed on December 23, 2004).

         (ii) Assignment and Assumption Agreement between NB Management and Lehman Brothers Asset Management LLC ("LBAM"). (Incorporated by Reference to Pre-Effective Amendment No. 2 to the Registration Statement of Lehman Brothers Institutional Liquidity Funds, File Nos. 333-122847 and 811-21715, filed December 15, 2006).

        (iii) Investment Advisory Agreement between NB Management and LBAM with respect to Government Master Series, Government Reserves Master Series, Municipal Master Series, Tax-Exempt Master Series and Treasury Reserves Master Series. (Incorporated by Reference to Post-Effective Amendment No. 1 to the Registration Statement of Lehman Brothers Institutional Liquidity Funds, File Nos. 333-122847 and 811-21715, filed July 27, 2007).

(f) Bonus, Profit Sharing Contracts.  (Not applicable)

(g) Custodian  Contract  Between  Registrant  and  State  Street  Bank and
    Trust Company. (Incorporated by Reference to Amendment No. 1 to the Registrant's Registration Statement, File No. 811-21649, filed on July 29,
    2005).

(h) (1) Transfer Agency and Service Agreement between Registrant and State Street Bank and Trust Company. (Incorporated by Reference to Amendment No. 2 to the Registrant's Registration Statement, File No. 811-21649, filed on July 28, 2006).

    (2) Expense Limitation Agreement between Institutional Liquidity Trust and Neuberger Berman Management Inc. with Respect to Municipal Master Series and Tax-Exempt Master Series. (Incorporated by Reference to Post-Effective Amendment No. 64 to the Registration Statement of Lehman Brothers Income Funds, File Nos. 2-85229 and 811-3802, filed on February 28, 2008).

(l) Letter of Investment Intent.  (Not applicable)

(m) Plan Pursuant to Rule 12b-1.  (Not applicable)

(n) Plan Pursuant to Rule 18f-3 under the 1940 Act.  (Not applicable)

(o) (1)   Power of Attorney for  Institutional  Liquidity  Trust.  (Incorporated
          by  Reference  to  Amendment  No.  4  to   Registrant's   Registration
          Statement, File Nos. 811-21649, filed on December 19, 2006).

    (2) Power of Attorney for Institutional Liquidity Trust. (Incorporated by Reference to Amendment No. 5 to the Registrant's Registration Statement, File No. 811-21649, filed on July 27, 2007).

    (3)   Power of Attorney for Institutional Liquidity Trust. (Filed herewith).

(p) (1) Code of Ethics for Registrant and NB Management. (Incorporated by Reference to Pre-Effective Amendment No. 1 to the Registration Statement of Neuberger Berman Institutional Liquidity Series, File Nos. 333-120168 and 811-21647, filed on December 23, 2004).

    (2) Code of Ethics for LBAM. (Incorporated by Reference to Post-Effective Amendment No. 45 to the Registration Statement of Neuberger Berman Equity Funds, File Nos. 2-85229 and 811-3802, filed on March 18,
          2005).

Item 24. Persons Controlled By or Under Common Control with Registrant.
-------  -------------------------------------------------------------

         No person is controlled by or under common control with the Registrant.

Item 25. Indemnification.
-------  ---------------

         A Delaware business trust may provide in its governing instrument for indemnification of its officers and trustees from and against any and all claims and demands whatsoever. Article X, Section 2 of the Trust Instrument provides that "every person who is, or has been, a Trustee or an officer, employee or agent of the Trust ("Covered Person") shall be indemnified by the Trust or the appropriate Series to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Covered Person and against amounts paid or incurred by him in the settlement thereof...". Indemnification will not be provided to a person adjudicated by a court or other body to be liable to the Registrant or its interest holders by reason of "willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office" ("Disabling Conduct"), or not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Registrant. In the event of a settlement, no indemnification may be provided unless there has been a determination that the officer or trustee did not engage in Disabling Conduct (i) by the court or other body approving the settlement; (ii) by at least a majority of those trustees who are neither interested persons, as that term is defined in the Investment Company Act of 1940, as amended ("1940 Act"), of the Registrant ("Independent Trustees"), nor parties to the matter based upon a review of readily available facts; or (iii) by written opinion of independent legal counsel based upon a review of readily available facts.

         Pursuant to Article X, Section 3 of the Trust Instrument, if any present or former interest holder of any series ("Series") of the Registrant shall be held personally liable solely by reason of his or her being or having been a interest holder and not because of his or her acts or omissions or for some other reason, the present or former interest holder (or his or her heirs, executors, administrators or other legal representatives or in the case of any entity, its general successor) shall be entitled out of the assets belonging to the applicable Series to be held harmless from and indemnified against all loss and expense arising from such liability. The Registrant, on behalf of the affected Series, shall, upon request by such interest holder, assume the defense of any claim made against such interest holder for any act or obligation of the Series and satisfy any judgment thereon from the assets of the Series.

         Section 9 of the Management Agreement between NB Management and the Registrant provides that neither NB Management nor any director, officer or employee of NB Management performing services for any series of the Registrant at the direction or request of NB Management in connection with NB Management's discharge of its obligations under the Agreement shall be liable for any error of judgment or mistake of law or for any loss suffered by a series in connection with any matter to which the Agreement relates; provided, that nothing in the Agreement shall be construed (i) to protect NB Management against any liability to the Registrant or any series thereof or its interest holders to which NB Management would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of NB Management's reckless disregard of its obligations and duties under the Agreement, or (ii) to protect any director, officer or employee of NB Management who is or was a trustee or officer of the Registrant against any liability to the Registrant or any series thereof or its interest holders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office with the Registrant.

         Section 6 of the Investment Advisory Agreement between NB Management and LBAM, with respect to the Registrant or any series thereof, provides that neither LBAM nor any director, officer or employee of LBAM performing services for any series of the Registrant shall be liable for any error of judgment or mistake of law or for any loss suffered by NB Management or the Registrant or a series thereof in the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties or reckless disregard of its duties and obligations under the Agreement.

Item 26. Business and Other Connections of Investment Adviser and Sub-Adviser.
-------  --------------------------------------------------------------------

         There is set forth below information as to any other business, profession, vocation or employment of a substantial nature in which each director or officer of NB Management is, or at any time during the past two years has been, engaged for his or her own account or in the capacity of director, officer, employee, partner or trustee.



NAME                                        BUSINESS AND OTHER CONNECTIONS
----                                        -------------------------------
                                            Director, NB Management since 2007; Sole Director, CEO and President,
                                            Neuberger Berman Inc. since 2007; CEO, Neuberger Berman, LLC since
Joseph V. Amato                             2007; Managing Director, Lehman Brothers Inc. since 1994; formerly,
Director                                    Co-Head of Asset Management, Neuberger Berman, LLC from 2006 to 2007.


Ann H. Benjamin                             Portfolio Manager, High Income Bond Portfolio, a series of Neuberger
Vice President, NB Management               Berman Advisers Management Trust; Portfolio Manager, Lehman Brothers
                                            High Income Bond Fund and Lehman Brothers Strategic Income Fund, each a series of Lehman Brothers Income Funds; Portfolio Manager, Neuberger
                                            Berman Income Opportunity Fund Inc.; Portfolio Manager, Lehman Brothers
                                            First Trust Income Opportunity Fund.

Michael L. Bowyer                           Associate Portfolio Manager, Neuberger Berman Genesis Fund, a series of
Vice President, NB Management               Neuberger Berman Equity Funds.


NAME                                        BUSINESS AND OTHER CONNECTIONS
----                                        -------------------------------
Claudia A. Brandon                          Senior Vice President, Neuberger Berman, LLC since 2007; formerly, Vice
Vice President/Mutual Fund Board            President, Neuberger Berman, LLC, 2002 to 2006 and Employee since 1999;
Relations and Assistant Secretary,          Secretary, Neuberger Berman Advisers Management Trust; Secretary,
NB Management.                              Neuberger Berman Equity Funds; Secretary, Lehman Brothers Income Funds;
                                            Secretary, Neuberger Berman Intermediate Municipal Fund Inc.;
                                            Secretary, Neuberger Berman New York Intermediate Municipal Fund Inc.;
                                            Secretary, Neuberger Berman California Intermediate Municipal Fund
                                            Inc.; Secretary, Neuberger Berman Realty Income Fund Inc.; Secretary,
                                            Neuberger Berman Income Opportunity Fund Inc.; Secretary, Neuberger
                                            Berman Real Estate Securities Income Fund Inc.; Secretary, Neuberger
                                            Berman Dividend Advantage Fund Inc.; Secretary, Lehman Brothers First
                                            Trust Income Opportunity Fund; Secretary, Neuberger Berman
                                            Institutional Liquidity Series; Secretary, Lehman Brothers
                                            Institutional Liquidity Cash Management Funds; Secretary, Institutional
                                            Liquidity Trust; Secretary, Lehman Brothers Reserve Liquidity Funds;
                                            Secretary, Lehman Brothers Institutional Liquidity Funds.

Steven R. Brown                             Managing Director, Neuberger Berman, LLC; Portfolio Manager, Neuberger
Vice President, NB Management.              Berman Realty Income Fund Inc.; Portfolio Manager, Neuberger Berman
                                            Income Opportunity Fund Inc.; Portfolio Manager, Neuberger Berman Real
                                            Estate Securities Income Fund Inc.; Portfolio Manager, Neuberger Berman
                                            Dividend Advantage Fund Inc.; Portfolio Manager, Neuberger Berman
                                            Global Real Estate Fund and Neuberger Berman Real Estate Fund, a series of Neuberger Berman Equity Funds; Portfolio Manager, Real Estate
                                            Portfolio, a series of Neuberger Berman Advisers Management Trust;
                                            Portfolio Manager, Lehman Brothers Strategic Income Fund, a series of
                                            Lehman Brothers Income Funds.

David H. Burshtan                           Portfolio Manager, Neuberger Berman Small Cap Growth Fund, a series of
Vice President, NB Management.              Neuberger Berman Equity Funds.

Lori B. Canell                              Managing Director, Neuberger Berman, LLC; Portfolio Manager, Neuberger
Vice President, NB Management.              Berman California Intermediate Municipal Fund Inc.; Portfolio Manager,
                                            Neuberger Berman Intermediate Municipal Fund Inc.; Portfolio Manager,
                                            Neuberger Berman New York Intermediate Municipal Fund Inc.; Portfolio
                                            Manager, Lehman Brothers Municipal Securities Trust, a series of Lehman
                                            Brothers Income Funds.


NAME                                        BUSINESS AND OTHER CONNECTIONS
----                                        -------------------------------
Robert Conti                                Managing Director, Neuberger Berman, LLC since 2007; formerly, Senior
Senior Vice President, NB Management.       Vice President of Neuberger Berman, LLC, 2003 to 2006; Vice President,
                                            Neuberger Berman, LLC, from 1999 to 2003; Vice President, Lehman
                                            Brothers Income Funds; Vice President, Neuberger Berman Equity Funds;
                                            Vice President, Neuberger Berman Advisers Management Trust; Vice
                                            President, Neuberger Berman Intermediate Municipal Fund Inc.; Vice
                                            President, Neuberger Berman New York Intermediate Municipal Fund Inc.;
                                            Vice President, Neuberger Berman California Intermediate Municipal Fund
                                            Inc.; Vice President, Neuberger Berman Realty Income Fund Inc.; Vice
                                            President, Neuberger Berman Income Opportunity Fund Inc.; Vice
                                            President, Neuberger Berman Real Estate Securities Income Fund Inc.;
                                            Vice President, Neuberger Berman Dividend Advantage Fund Inc.; Vice
                                            President, Lehman Brothers First Trust Income Opportunity Fund; Vice
                                            President, Neuberger Berman Institutional Liquidity Series; Vice
                                            President, Lehman Brothers Institutional Liquidity Cash Management
                                            Funds; Vice President, Institutional Liquidity Trust; Vice President,
                                            Lehman Brothers Reserve Liquidity Funds; Vice President, Lehman
                                            Brothers Institutional Liquidity Funds.

Robert B. Corman                            Managing Director, Neuberger Berman, LLC; Portfolio Manager, Neuberger
Vice President, NB Management.              Berman Focus Fund, a series of Neuberger Berman Equity Funds.

Robert W. D'Alelio                          Managing Director, Neuberger Berman, LLC; Portfolio Manager, Neuberger
Vice President, NB Management.              Berman Genesis Fund, a series of Neuberger Berman Equity Funds.

John E. Dugenske                            Portfolio Manager, Balanced Portfolio and Short Duration Bond
Vice President, NB Management.              Portfolio, each a series of Neuberger Berman Advisers Management Trust;
                                            Portfolio Manager, Neuberger Berman Cash Reserves, Neuberger Berman
                                            Government Money Fund and Lehman Brothers Short Duration Bond Fund,
                                            each a series of Lehman Brothers Income Funds.

Ingrid Dyott                                Vice President, Neuberger Berman, LLC; Associate Portfolio Manager,
Vice President, NB Management.              Guardian Portfolio, a series of Neuberger Berman Advisers Management
                                            Trust; Portfolio Manager, Socially Responsive Portfolio, a series of
                                            Neuberger Berman Advisers Management Trust; Associate Portfolio
                                            Manager, Neuberger Berman Guardian Fund, a series of Neuberger Berman
                                            Equity Funds; Portfolio Manager, Neuberger Berman Socially Responsive
                                            Fund, a series of Neuberger Berman Equity Funds.

Michael F. Fasciano                         Managing Director, Neuberger Berman, LLC since March 2001; Portfolio
Vice President, NB Management.              Manager, Neuberger Berman Fasciano Fund, a series of Neuberger Berman
                                            Equity Funds; Portfolio Manager, Fasciano Portfolio, a series of
                                            Neuberger Berman Advisers Management Trust.

Janet A. Fiorenza                           Portfolio Manager, Lehman Brothers Municipal Money Fund, Lehman
Vice President, NB Management.              Brothers National Municipal Money Fund, Lehman Brothers New York
                                            Municipal Money Fund and Lehman Brothers Tax-Free Money Fund, each a series of Lehman Brothers Income Funds.


NAME                                        BUSINESS AND OTHER CONNECTIONS
----                                        -------------------------------
William J. Furrer                           Portfolio Manager, Lehman Brothers Municipal Money Fund, Lehman
Vice President, NB Management.              Brothers National Municipal Money Fund, Lehman Brothers New York
                                            Municipal Money Fund and Lehman Brothers Tax-Free Money Fund, each a series of Lehman Brothers Income Funds.

Brian J. Gaffney                            Managing Director, Neuberger Berman, LLC since 1999; Vice President,
Senior Vice President, NB Management.       Lehman Brothers Income Funds; Vice President, Neuberger Berman Equity
                                            Funds; Vice President, Neuberger Berman Advisers Management Trust; Vice
                                            President, Neuberger Berman Intermediate Municipal Fund Inc.; Vice
                                            President, Neuberger Berman New York Intermediate Municipal Fund Inc.;
                                            Vice President, Neuberger Berman California Intermediate Municipal Fund
                                            Inc.; Vice President, Neuberger Berman Realty Income Fund Inc.; Vice
                                            President, Neuberger Berman Income Opportunity Fund Inc.; Vice
                                            President, Neuberger Berman Real Estate Securities Income Fund Inc.;
                                            Vice President, Neuberger Berman Dividend Advantage Fund Inc.; Vice
                                            President, Lehman Brothers First Trust Income Opportunity Fund; Vice
                                            President, Neuberger Berman Institutional Liquidity Series; Vice
                                            President, Lehman Brothers Institutional Liquidity Cash Management
                                            Funds; Vice President, Institutional Liquidity Trust; Vice President,
                                            Lehman Brothers Reserve Liquidity Funds; Vice President, Lehman
                                            Brothers Institutional Liquidity Funds.

Maxine L. Gerson                            Senior Vice President, Neuberger Berman, LLC since 2002; Deputy General
Secretary and General Counsel,              Counsel and Assistant Secretary, Neuberger Berman, LLC since 2001;
NB Management.                              Chief Legal Officer, Lehman Brothers Income Funds; Chief Legal Officer,
                                            Neuberger Berman Equity Funds; Chief Legal Officer, Neuberger Berman
                                            Advisers Management Trust; Chief Legal Officer, Neuberger Berman
                                            Intermediate Municipal Fund Inc.; Chief Legal Officer, Neuberger Berman
                                            New York Intermediate Municipal Fund Inc.; Chief Legal Officer,
                                            Neuberger Berman California Intermediate Municipal Fund Inc.; Chief
                                            Legal Officer, Neuberger Berman Realty Income Fund Inc.; Chief Legal
                                            Officer, Neuberger Berman Income Opportunity Fund Inc.; Chief Legal
                                            Officer, Neuberger Berman Real Estate Securities Income Fund Inc.;
                                            Chief Legal Officer, Neuberger Berman Dividend Advantage Fund Inc.;
                                            Chief Legal Officer, Lehman Brothers First Trust Income Opportunity
                                            Fund; Chief Legal Officer, Neuberger Berman Institutional Liquidity
                                            Series; Chief Legal Officer, Lehman Brothers Institutional Liquidity
                                            Cash Management Funds; Chief Legal Officer, Institutional Liquidity
                                            Trust; Chief Legal Officer, Lehman Brothers Reserve Liquidity Funds;
                                            Chief Legal Officer, Lehman Brothers Institutional Liquidity Funds.

Edward S. Grieb                             Senior Vice President and Treasurer, Neuberger Berman, LLC; Treasurer,
Treasurer and Chief Financial Officer,      Neuberger Berman Inc.
NB Management.

Michael J. Hanratty                         None.
Vice President, NB Management.


NAME                                        BUSINESS AND OTHER CONNECTIONS
----                                        -------------------------------
Milu E. Komer                               Associate Portfolio Manager, International Portfolio, a series of
Vice President, NB Management.              Neuberger Berman Advisers Management Trust; Associate Portfolio
                                            Manager, Neuberger Berman International Fund, Neuberger Berman
                                            International Institutional Fund and Neuberger Berman International
                                            Large Cap Fund, each a series of Neuberger Berman Equity Funds.

Sajjad S. Ladiwala                          Associate Portfolio Manager, Guardian Portfolio and Socially Responsive
Vice President, NB Management.              Portfolio, each a series of Neuberger Berman Advisers Management Trust;
                                            Associate Portfolio Manager, Neuberger Berman Guardian Fund and
                                            Neuberger Berman Socially Responsive Fund, each a series of Neuberger
                                            Berman Equity Funds.

Kelly M. Landron                            Portfolio Manager, Lehman Brothers Municipal Money Fund, Lehman
Vice President, NB Management.              Brothers National Municipal Money Fund, Lehman Brothers New York
                                            Municipal Money Fund and Lehman Brothers Tax-Free Money Fund, each a series of Lehman Brothers Income Funds.

Richard S. Levine                           Portfolio Manager, Lehman Brothers Strategic Income Fund, a series of
Vice President, NB Management.              Lehman Brothers Income Funds; Portfolio Manager, Neuberger Berman
                                            Dividend Advantage Fund Inc.

John A. Lovito                              Portfolio Manager, Lehman Brothers Strategic Income Fund, a series of
Vice President, NB Management.              Lehman Brothers Income Funds.

Arthur Moretti                              Managing Director, Neuberger Berman, LLC since June 2001; Portfolio
Vice President, NB Management.              Manager, Neuberger Berman Guardian Fund and Neuberger Berman Socially
                                            Responsive Fund, each a series of Neuberger Berman Equity Funds;
                                            Portfolio Manager, Guardian Portfolio and Socially Responsive
                                            Portfolio, each a series of Neuberger Berman Advisers Management Trust.

S. Basu Mullick                             Managing Director, Neuberger Berman, LLC; Portfolio Manager, Neuberger
Vice President, NB Management.              Berman Partners Fund and Neuberger Berman Regency Fund, each a series of Neuberger Berman Equity Funds; Portfolio Manager, Partners Portfolio
                                            and Regency Portfolio, each a series of Neuberger Berman Advisers
                                            Management Trust.

Thomas P. O'Reilly                          Portfolio Manager, Neuberger Berman Income Opportunity Fund Inc.;
Vice President, NB Management.              Portfolio Manager, Lehman Brothers First Trust Income Opportunity Fund;
                                            Portfolio Manager, Lehman Brothers Strategic Income Fund and Lehman
                                            Brothers High Income Bond Fund, each a series of Lehman Brothers Income
                                            Funds; Portfolio Manager, High Income Bond Portfolio, a series of
                                            Neuberger Berman Advisers Management Trust.

Loraine Olavarria                           None.
Assistant Secretary, NB Management.

Elizabeth Reagan                            None.
Vice President, NB Management.

Brett S. Reiner                             Associate Portfolio Manager, Neuberger Berman Genesis Fund, a series of
Vice President, NB Management.              Neuberger Berman Equity Funds.


NAME                                        BUSINESS AND OTHER CONNECTIONS
----                                        -------------------------------
Jack L. Rivkin                              Executive Vice President, Neuberger Berman, LLC; Executive Vice
Chairman and Director, NB Management.       President, Neuberger Berman Inc.; President and Director, Neuberger
                                            Berman Intermediate Municipal Fund Inc.; President and Director,
                                            Neuberger Berman New York Intermediate Municipal Fund Inc.; President
                                            and Director, Neuberger Berman California Intermediate Municipal Fund
                                            Inc.; President and Trustee, Neuberger Berman Advisers Management
                                            Trust; President and Trustee, Neuberger Berman Equity Funds; President
                                            and Trustee, Lehman Brothers Income Funds; President and Director,
                                            Neuberger Berman Realty Income Fund Inc.; President and Director,
                                            Neuberger Berman Income Opportunity Fund Inc.; President and Director,
                                            Neuberger Berman Real Estate Securities Income Fund Inc.; President,
                                            Director and Portfolio Manager, Neuberger Berman Dividend Advantage
                                            Fund Inc.; President and Trustee, Lehman Brothers First Trust Income
                                            Opportunity Fund; President and Trustee, Neuberger Berman Institutional
                                            Liquidity Series; President and Trustee, Lehman Brothers Institutional
                                            Liquidity Cash Management Funds; President and Trustee, Institutional
                                            Liquidity Trust; President and Trustee, Lehman Brothers Reserve
                                            Liquidity Funds; President and Trustee, Lehman Brothers Institutional
                                            Liquidity Funds; Portfolio Manager, Lehman Brothers Strategic Income
                                            Fund, a series of Lehman Brothers Income Funds; Director, Dale Carnegie
                                            and Associates, Inc. since 1998; Director, Solbright, Inc. since 1998.



Benjamin E. Segal                           Managing Director, Neuberger Berman, LLC since November 2000, prior
Vice President, NB Management.              thereto, Vice President, Neuberger Berman, LLC; Portfolio Manager,
                                            Neuberger Berman International Fund, Neuberger Berman International
                                            Institutional Fund and Neuberger Berman International Large Cap Fund,
                                            each a series of Neuberger Berman Equity Funds; Portfolio Manager,
                                            International Portfolio, a series of Neuberger Berman Advisers
                                            Management Trust.

Michelle B. Stein                           Portfolio Manager, Neuberger Berman Dividend Advantage Fund Inc.
Vice President, NB Management.


NAME                                        BUSINESS AND OTHER CONNECTIONS
----                                        -------------------------------
Peter E. Sundman                            Executive Vice President, Neuberger Berman Inc. since 1999; Head of
President and Director, NB Management.      Neuberger Berman Inc.'s Mutual Funds Business (since 1999) and
                                            Institutional Business (1999 to October 2005); responsible for Managed
                                            Accounts Business and intermediary distribution since October 1999;
                                            Managing Director, Neuberger Berman since 2005; formerly, Executive
                                            Vice President, Neuberger Berman, 1999 to December 2005; Director and
                                            Vice President, Neuberger & Berman Agency, Inc. since 2000; Chairman of the Board, Chief Executive Officer and Trustee, Lehman Brothers Income
                                            Funds; Chairman of the Board, Chief Executive Officer and Trustee,
                                            Neuberger Berman Advisers Management Trust; Chairman of the Board,
                                            Chief Executive Officer and Trustee, Neuberger Berman Equity Funds;
                                            Chairman of the Board, Chief Executive Officer and Director, Neuberger
                                            Berman Intermediate Municipal Fund Inc.; Chairman of the Board, Chief
                                            Executive Officer and Director, Neuberger Berman New York Intermediate
                                            Municipal Fund Inc.; Chairman of the Board, Chief Executive Officer and
                                            Director, Neuberger Berman California Intermediate Municipal Fund Inc.;
                                            Chairman of the Board, Chief Executive Officer and Director, Neuberger
                                            Berman Realty Income Fund Inc.; Chairman of the Board, Chief Executive
                                            Officer and Director, Neuberger Berman Income Opportunity Fund Inc.;
                                            Chairman of the Board, Chief Executive Officer and Director, Neuberger
                                            Berman Real Estate Securities Income Fund Inc.; Chairman of the Board,
                                            Chief Executive Officer and Director, Neuberger Berman Dividend
                                            Advantage Fund Inc.; Chairman of the Board, Chief Executive Officer and
                                            Director, Lehman Brothers First Trust Income Opportunity Fund; Chairman
                                            of the Board, Chief Executive Officer and Trustee, Neuberger Berman
                                            Institutional Liquidity Series; Chairman of the Board, Chief Executive
                                            Officer and Trustee, Lehman Brothers Institutional Liquidity Cash
                                            Management Funds; Chairman of the Board, Chief Executive Officer and
                                            Trustee, Institutional Liquidity Trust; Chairman of the Board, Chief
                                            Executive Officer and Trustee, Lehman Brothers Reserve Liquidity Funds;
                                            Chairman of the Board, Chief Executive Officer and Trustee, Lehman
                                            Brothers Institutional Liquidity Funds; Trustee, College of Wooster.

Kenneth J. Turek                            Portfolio Manager, Balanced Portfolio, Growth Portfolio and Mid-Cap
Vice President, NB Management.              Growth Portfolio, each a series of Neuberger Berman Advisers Management
                                            Trust; Portfolio Manager, Neuberger Berman Century Fund and Neuberger
                                            Berman Mid Cap Growth Fund, each a series of Neuberger Berman Equity
                                            Funds.

Judith M. Vale                              Managing Director, Neuberger Berman, LLC; Portfolio Manager, Neuberger
Vice President, NB Management.              Berman Genesis Fund, a series of Neuberger Berman Equity Funds.

John T. Zielinsky                           Portfolio Manager, Neuberger Berman Century Fund, a series of Neuberger
Vice President, NB Management.              Berman Equity Funds.


         The principal address of NB Management, Neuberger Berman, LLC, and of each of the investment companies named above, is 605 Third Avenue, New York, New York 10158.

         The description of LBAM under the caption "Investment Management and Administration Services" in the Statement of Additional Information constituting Part B of this Registration Statement is incorporated herein by reference. Information on the directors and officers of LBAM set forth in its Form ADV filed with the Securities and Exchange Commission (File No. 801-42006) is incorporated herein by reference.

Item 27.          Principal Underwriters.
-------           ----------------------

         (a) NB Management, the principal underwriter distributing securities of the Registrant, is also the principal underwriter and distributor for each of the following investment companies:

                   Neuberger Berman Advisers Management Trust
                   Neuberger Berman Equity Funds
                   Neuberger Berman Institutional Liquidity Series
                   Lehman Brothers Income Funds
                   Lehman Brothers Institutional Liquidity Cash Management Funds Lehman Brothers Institutional Liquidity Funds
                   Lehman Brothers Reserve Liquidity Funds

         (b) Set forth below is information concerning the directors and officers of the Registrant's principal underwriter. The principal business address of each of the persons listed is 605 Third Avenue, New York, New York 10158-0180, which is also the address of the Registrant's principal underwriter.

                                POSITIONS AND OFFICES                       POSITIONS AND OFFICES
NAME                            WITH UNDERWRITER                            WITH REGISTRANT
----                            ---------------------                       ---------------------
Joseph V. Amato                 Director                                    None
Ann H. Benjamin                 Vice President                              None
Michael L. Bowyer               Vice President                              None
Claudia A. Brandon              Vice President/Mutual Fund Board            Secretary
                                Relations & Assistant Secretary
Steven R. Brown                 Vice President                              None
David H. Burshtan               Vice President                              None
Lori B. Canell                  Vice President                              None
Robert Conti                    Senior Vice President                       Vice President
Robert B. Corman                Vice President                              None
Robert W. D'Alelio              Vice President                              None
John E. Dugenske                Vice President                              None
Ingrid Dyott                    Vice President                              None
Michael F. Fasciano             Vice President                              None
Janet A. Fiorenza               Vice President                              None
William J. Furrer               Vice President                              None
Brian J. Gaffney                Senior Vice President                       Vice President
Maxine L. Gerson                Secretary                                   Chief Legal Officer (only for
                                                                            purposes of sections 307 and 406 of
                                                                            the Sarbanes - Oxley Act of 2002)
Edward S. Grieb                 Treasurer and Chief Financial Officer       None
Michael J. Hanratty             Vice President                              None
Milu E. Komer                   Vice President                              None
Sajjad S. Ladiwala              Vice President                              None
Richard S. Levine               Vice President                              None
John A. Lovito                  Vice President                              None
Kelly M. Landron                Vice President                              None
Arthur Moretti                  Vice President                              None

                                POSITIONS AND OFFICES                       POSITIONS AND OFFICES
NAME                            WITH UNDERWRITER                            WITH REGISTRANT
----                            ---------------------                       ---------------------
S. Basu Mullick                 Vice President                              None
Thomas P. O'Reilly              Vice President                              None
Loraine Olavarria               Assistant Secretary                         None
Elizabeth Reagan                Vice President                              None
Brett S. Reiner                 Vice President                              None
Jack L. Rivkin                  Chairman and Director                       President and Trustee
Benjamin E. Segal               Vice President                              None
Michelle B. Stein               Vice President                              None
Kenneth J. Turek                Vice President                              None
Peter E. Sundman                President and Director                      Chairman of the Board, Chief
                                                                            Executive Officer and Trustee
Judith M. Vale                  Vice President                              None
Chamaine Williams               Chief Compliance Officer                    Chief Compliance Officer
John T. Zielinsky               Vice President                              None


         (c) No commissions or other compensation were received directly or indirectly from the Registrant by any principal underwriter who was not an affiliated person of the Registrant.

Item 28. Location of Accounts and Records.
-------  --------------------------------

         All accounts,  books and other  documents  required to be maintained by
Section 31(a) of the 1940 Act, as amended, and the rules promulgated thereunder with respect to the Registrant are maintained at the offices of State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, except for the Registrant's Trust Instrument and By-Laws, minutes of meetings of the Registrant's Trustees and shareholders and the Registrant's policies and contracts, which are maintained at the offices of the Registrant, 605 Third Avenue, New York, New York 10158-0180.

Item 29. Management Services.
-------  -------------------

         Other than as set forth in Parts A and B of this Registration Statement, the Registrant is not a party to any management-related service contract.

Item 30. Undertakings.
-------  ------------

         None.

                                   SIGNATURES

         Pursuant to the requirements of the Investment Company Act of 1940, as amended, Institutional Liquidity Trust has duly caused this Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and the State of New York, on the 28th day of February 2008.

                                      INSTITUTIONAL LIQUIDITY TRUST

                                      By:     /s/ Jack L. Rivkin
                                              ----------------------------------
                                      Name:   Jack L. Rivkin*
                                      Title:  President and Trustee

*Signature affixed by Fatima Sulaiman on February 28, 2008 pursuant to a power of attorney, filed herewith and filed with Amendment No. 4 to the Registrant's Registration Statement on December 19, 2006.